CUSIP No. 013810150	13G	Page 7 of 7 pages

EXHIBIT A

SUBSIDIARIES ACQUIRING SECURITIES BEING REPORTED ON
BY THE PARENT HOLDING COMPANY OR CONTROL PERSON

Company	Type of Company
Avanteos Investments Limited	IA